Exhibit 10.4

EXECUTION VERSION

July 15, 2025
VIA EMAIL
Bryce Maddock
Re:    Amended and Restated Amendment to Restricted Stock Unit Grant Notice
and Agreement & Performance Stock Unit Grant Notice and Agreement
Dear Bryce:
Reference is made to that certain Restricted Stock Unit Grant Notice and Agreement, dated June 10, 2021 (as amended, the “RSU Agreement”), by and between you and TaskUs, Inc., a Delaware corporation (the “Company”) and that certain Performance Stock Unit Grant Notice and Agreement, dated June 3, 2024 (the “PSU Agreement”), by and between you and the Company, each as amended by that certain Amendment to Restricted Stock Unit Grant Notice and Agreement & Performance Stock Unit Grant Notice and Agreement, dated June 4, 2025, by and between you and the Company (the “Amendment”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the RSU Agreement or PSU Agreement, as applicable.
This letter amends and restates in its entirety the Amendment and confirms our mutual agreement with respect to (i) the final vesting tranche of Restricted Stock Units (the “Subject RSUs”) scheduled to vest on the fourth anniversary of the Vesting Reference Date (i.e., June 15, 2025) and (ii) the Performance Stock Units eligible to vest and become earned with respect to the First Performance Period (the “Subject PSUs”). Notwithstanding anything in the RSU Agreement or the PSU Agreement to the contrary, you and the Company hereby acknowledge and agree that (i) the Subject RSUs shall vest on July 18, 2025, provided that you have not undergone a Termination prior to such date and (ii) the Determination Date with respect to the Subject PSUs shall be not later than 60 days following the end of the First Performance Period and in no event shall any Subject PSUs vest or become earned prior to such Determination Date.
Except as expressly provided in this letter, all other terms and conditions of the RSU Agreement and the PSU Agreement shall remain in full force and effect in accordance with its respective terms. The Amendment is hereby superseded by this letter, effective of the date hereof, and is of no further force or effect. This letter may not be modified or amended unless agreed to in writing by you and the Company. This letter shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.
[Signature Page to Follow]

Please confirm your agreement to the terms and conditions set forth above by countersigning this letter in the space indicated below.
Sincerely,
TASKUS, INC.
By:    /s/ Balaji Sekar
Name: Balaji Sekar
Title: Chief Financial Officer
Acknowledged and Agreed:
/s/ Bryce Maddock
Bryce Maddock
Date: July 10, 2025
[Signature Page to A&R Amendment to RSU Agreement and PSU Agreement]